Exhibit 5.1

Calle Principe Vergara 38, 6º

Madrid, Spain

July 26, 2023

TURBO ENERGY, S.A.

Street Isabel la Católica, 8, Door 51,

Valencia, Spain 46004

+34 961 196 250.

Re: TURBO ENERGY, S.A./ American Depositary Shares

Dear Sir / Madam:

We act as Spanish law special counsel for Turbo Energy S.A. (the “Company”), a corporation incorporated under the laws of the Kingdom of Spain, in connection with the underwritten initial public offering and sale by the Company of certain new ordinary shares of the Company, par value five cents of euro (€0.05) per share (the “New Shares,” and the ordinary shares of the Company in general, the “Shares”) represented by American Depositary Shares (the “ADSs”) for an aggregate of up to $5,750,000 worth of Shares represented by ADSs (including $750,000 worth of Shares represented by ADSs subject to the underwriters’ over-allotment option), as described in the Company’s Registration Statement on Form F-1 (Registration No. 333-273198) (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

The Shares represented by ADSs are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Boustead Securities, LLC as representative (“Representative”) of the underwriters named on Schedule 1 thereto (the “Underwriters”), the form of which is to be filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants to purchase up to $402,500 ADSs to be issued to the Underwriter as additional compensation (assuming exercise of the over-allotment option by the Underwriters in full) pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) up to an aggregate of $402,500 of Shares represented by ADSs issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”; collectively with the ADSs, Shares, Representative’s Warrants, the “Securities”).

For the purposes of this opinion letter, we have examined originals and/or photostatic copies of such documents as we have deemed relevant. In conducting our examination, we have assumed, without independent verification, the legitimacy of all signatures, the legal capacity of each party thereto, the authenticity of all the documents submitted to us as originals, the conformity to the originals of all the documents submitted to us, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion letter, we have assumed that the Securities will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement.

This opinion letter is limited solely to the matters expressly set forth herein. Our opinions expressed herein are limited only to the laws of the Kingdom of Spain, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any United States federal laws, rules or regulations, including but not limited to any United States federal securities laws, rules or regulations, or any United States state securities or “blue sky” laws, rules or regulations.

Calle Principe Vergara 38, 6º

Madrid, Spain

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the view that (i) the New Shares have been duly and validly authorized, and that when the New Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the New Shares will be duly and validly issued, fully paid and non-assessable and (ii) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable. We made the prior view considering that certain aspects are to be fulfilled or complete at the relevant time, in particular; [(i) the registration of the F1 with the SEC by the Issuer, which has been obtained;] (ii) the granting of the notarial deed of capital increase relating to the Capital Increase before a notary public, which is pending; (iii) the filling subject to but exempt of payment by the Issuer of the capital tax (“Impuesto sobre Transmisiones Patrimoniales y Actos Jurldicos Documentados, en su modalidad de Operaciones Societarias”) triggered by the Offering along with the filing of the necessary tax returns, which is pending; (iv) the registration of the notarial deed of capital increase of the Issuer at the Commercial Registry of Valencia, which is pending; (v) the creation of the New Shares by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores (Iberclear), which is pending; (vi) the delivery of the New Shares to the Custodian of the Transation in Spain for the blocking of the New Shares which is pending and (vii), to the extend needed the approval of the listing of the ADSs of the Issuer by NASDAQ which is pending.

Also in relation to the Representative’s Warrants certain aspects are pending, in particular, (i) the granting of the notarial deed of conversion of the Warrants and capital increase of New Shares to be deliver upon conversion before a notary public, which is pending; (ii) the filling subject to but exempt of payment by the Issuer of the capital tax (“Impuesto sobre Transmisiones Patrimoniales y Actos Jurldicos Documentados, en su modalidad de Operaciones Societarias”) triggered by the Offering along with the filing of the necessary tax returns, which is pending; (iii) the registration of the notarial deed of conversion of the Warrants and capital increase at the Commercial Registry of Valencia, which is pending; (iv) the creation of the New Shares corresponding to the converted Warrants by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores (Iberclear), which is pending; (v) the delivery of the New Shares corresponding to the converted Warrants to the Custodian of the Transition in Spain for the blocking of the New Shares which is pending and (vi), to the extend needed the approval of the listing of the ADSs corresponding to the converted Warrants of the Issuer by NASDAQ which is pending.

Based upon and subject to the foregoing, and having regard to legal considerations and other information we have deemed relevant, we are of the view that the statements under the caption “Taxation — Spanish Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Spanish law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the references to our firm’s name under the caption “Legal Matters”, “Enforceability of Civil Liabilities”, and “Taxation — Spanish Taxation” in the Prospectus forming a part of the Registration Statement and the filing of this opinion letter as an exhibit to the Registration Statement. Despite such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. We consent to the reliance on this opinion by Bevilacqua PLLC for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.2 to the Registration Statement.

Sincerely yours,

/s/ Right Option SAU (Martinez-Echevarria Abogados)

Right Option SAU (Martinez-Echevarria Abogados)

/s/ Ramón Ruiz de la Torre